UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 31, 2013, the Board of Directors of Northwest Pipe Company (the “Company”), upon the recommendation of the Compensation Committee, approved grants of restricted stock units (“RSUs”) and performance share awards (“PSAs”) for the following Executive Officers of the Company, as well as other senior members of management, in the amounts set forth below. Pursuant to these long-term incentive grants, each Executive Officer or other senior member of management received an award of RSUs and PSAs valued at an amount equal to a specific percentage of his or her respective annual base salary, with 25 percent of each award represented by RSUs and 75 percent of each award represented by PSAs. The RSUs awarded will vest ratably over a three year period based upon continued service with the Company. The PSAs awarded will vest on January 15, 2016 based on the Company’s total shareholder return for 2013 – 2015 as compared with a specified group of peer companies. The actual number of PSAs which will vest will be determined based on the performance level achieved and may be equal to, greater than, or less than the number of PSAs specified below. In the event of a “change in control” (as defined in the Agreements), vesting will be accelerated pro rata to reflect time elapsed and performance to date. The foregoing descriptions of the terms of the RSU and PSA awards are qualified by reference to the full text of the forms of Restricted Stock Unit Agreement and Performance Share Award Agreement (the “Agreements”), which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

	Restricted Stock Units	Performance Share Awards
Scott Montross	6,821	20,462
Director, President and Chief Executive Officer
Robin A . Gantt	2,151	6,453
Senior Vice President and Chief Financial Officer
Robert L. Mahoney	2,373	7,118
Senior Vice President
Gary A . Stokes	2,373	7,120
Senior Vice President
Richard L. Baum	1,990	5,971
Senior Vice President and General Counsel

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Northwest Pipe Company (the “Company”) Annual Meeting of Shareholders on May 31, 2013, the Company’s shareholders: (i) elected four directors; (ii) approved an Amendment to the Company’s 2007 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder from 600,000 to 1,200,000; (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iv) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of four directors:

Nominee	For	Withheld	Broker Non-votes
Scott Montross (one-year term)	7,555,807	152,899	883,568
Harry L. Demorest (three-year term)	7,574,819	133,887	883,568
James E. Declusin (three-year term)	7,251,698	457,008	883,568
Michael C. Franson (three-year term)	5,730,634	1,978,072	883,568

Proposal 2: Vote on Amendment to the Company’s 2007 Stock Incentive Plan:

For	Against	Abstain	Broker Non-votes
7,423,888	268,963	15,855	883,568

Proposal 3: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-votes
7,579,340	69,043	60,323	883,568

Proposal 4: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2013:

For	Against	Abstain	Broker Non-votes
8,581,413	8,127	2,734	—

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Performance Share Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 5, 2013.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ ROBIN GANTT
Robin Gantt,
Senior Vice President and Chief Financial Officer